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                                                                       Form 10-Q

                                                                     Exhibit 11

                Statement re: Computation of Per Share Earnings

   Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of stock options, as follows:
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
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                                                          Three Months Ended         Nine  Months Ended
                                                             September 30,               September 30,
(in thousands, except per share amounts)                   1995          1994        1995           1994
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

NET INCOME:                                               $8,984       $ 7,745      $23,837        $21,180
                                                          ======       =======      =======        =======


PRIMARY EARNINGS PER SHARE:
  Actual average shares outstanding                       14,238        14,088       14,181         14,088
  Net effect of the assumed exercise of stock options--
     based on the treasury stock method using
     average market price for the period                     388           342          364            366
                                                          ------       -------      -------        -------
  Pro forma average shares outstanding                     4,626        14,430       14,545         14,454
                                                          ======       =======      =======        =======

  Net Income Per Share                                    $ 0.62       $  0.54      $  1.64        $  1.47
                                                          ======       =======      =======        =======


FULLY DILUTED EARNINGS PER SHARE:
  Actual average shares outstanding                       14,238        14,088       14,181         14,088
  Net effect of the assumed exercise of stock options
    -- based on the treasury stock method using
    higher of average or closing market price                388           361          409            387
                                                          ------       -------      -------       --------
  Pro forma average shares outstanding                    14,626        14,449       14,590         14,475
                                                          ======       =======      =======       ========

  Net Income Per Share                                    $ 0.61       $  0.54      $  1.63       $   1.46
                                                          ======       =======      =======       ========
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